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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1.    Greenfield Online Private Limited (India)

2.    Greenfield Online Europe, Ltd. (United Kingdom)

3.    Greenfield Online Canada, Ltd. (Canada)